As filed with the Securities and Exchange Commission on July 27, 2007
                                         Registration No. 333-_________

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                          HYDROGEN HYBRID TECHNOLOGIES, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                      3510              45-0487463
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                       Number)

      1845 Sandstone Manor Unit #11, Pickering, ON  L1W 3X9  Canada
   --------------------------------------------------------------------
                (Address of principal executive offices)

                      Hydrogen Hybrid Technologies, Inc.
                        1845 Sandstone Manor Unit #11
                        Pickering, ON  L1W 3X9  Canada
                             (905) 697-4880
        ---------------------------------------------------------
              (Name, address of principal executive offices)

                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       2921 N. Tenaya Way, Suite 234
                           Las Vegas, NV  89128
                          Phone:  (702) 952-8520
                          Fax:    (702) 952-8521
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)



Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-----------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

==============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE       AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING        REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)        FEE
Common stock
$0.001 par value     8,323,862 (1)   $2.85(2)     $23,723,007     $ 728.30
                   -----------------------------------------------------------

TOTAL                8,323,862         N/A        $23,723,007     $ 728.30
==============================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the common stock on July 26, 2007 as reported on the OTC Bulletin Board.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

                          Hydrogen Hybrid Technologies, Inc.

           8,323,862 shares of common stock held by stockholders

This prospectus relates to the resale by certain selling security holders of the Company of up to 8,323,862 shares of common stock. The 8,323,862 shares offered by the selling shareholders represents 6.4% of the total outstanding shares as of the date of this prospectus. Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution." We will pay the expenses of registering these shares.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol HYHY.OB. As of July 26, 2007 , the last bid price of our common stock was $1.31 per share.

The shares included in this prospectus may be reoffered and resold directly by the selling securityholders in accordance with one or more of the methods described in the plan of distribution, which begins on page 35 of this prospectus. We will not control or determine the price at which a selling securityholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The purchase of the securities offered through this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 5.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Date of This Prospectus Is:  [date] ___, 2007

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
THE OFFERING. .......................................................... 3
SUMMARY FINANCIAL INFORMATION........................................... 5
RISK FACTORS............................................................ 5
RISK FACTORS RELATING TO OUR COMPANY.................................... 6
RISK FACTORS RELATING TO OUR COMMON SHARES..............................10
CAPITALIZATION .........................................................13
FORWARD-LOOKING STATEMENTS..............................................14
USE OF PROCEEDS.........................................................14
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.................14
DILUTION................................................................15
DESCRIPTION OF BUSINESS.................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............21
LEGAL PROCEEDINGS.......................................................23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............23
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........29
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................30
SELLING SECURITY HOLDERS................................................31
PLAN OF DISTRIBUTION....................................................35
DIVIDEND POLICY.........................................................38
SHARE CAPITAL ..........................................................39
LEGAL MATTERS...........................................................41
EXPERTS.................................................................41
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................41
WHERE YOU CAN FIND MORE INFORMATION.....................................42
FINANCIAL STATEMENTS....................................................43

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

The Registrant was incorporated under the laws of the State of Nevada on December 31, 1998, under the name Pinoak, Inc. Pinoak was subsequently acquired by Eaton Laboratories, Inc. on April 14, 2006

On March 30, 2007, Eaton Laboratories, a Nevada corporation, Eaton Laboratories Acquisition Corporation, a Nevada corporation ("Merger Sub") and Hydrogen Hybrid Technologies, Inc. ("HYHY"), a privately-held Canadian corporation, entered into a Acquisition Agreement and Plan of Merger pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired HYHY in exchange for 99,000,000 shares of the Registrant's unregistered common stock which were issued to the holders of HYHY stock.

Pursuant to Rule 12g-3(g) of the General Rules and Regulations of the Securities and Exchange Commission, HYHY is the successor issuer to Eaton for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Act"). The purpose of this transaction was for HYHY to succeed to the registration status of Eaton under the Exchange Act pursuant to Rule 12g-3. Pursuant to the Acquisition Agreement and Plan of Merger the Articles and By-laws of Eaton become the Articles and By-Laws of the Surviving Corporation. On June 26, 2007, the Company amended its Articles of Incorporation to change its name to: Hydrogen Hybrid Technologies, Inc.

Our offices are currently located at 1845 Sandstone Manor Unit #11, Pickering, ON L1W 3X9 Canada. Our telephone number is (905) 697-4880.

                                    The Offering
                                    ------------

Common stock offered by
the selling securityholders    8,323,862

Securities Issued and          129,071,362 shares of our common stock are
Outstanding                    issued and outstanding as of the date of this
                               prospectus.  All of the common stock to be sold
                               under this prospectus will be sold by existing
                               shareholders and thus there will be no increase
                               in our issued and outstanding shares as a result
                               of this offering.   The issuances were made in
                               reliance on Regulation S promulgated under the Act. All sales were made outside the United
                               States, and no sales were made to U.S. persons
                               (as defined under Regulation S). The shares were issued in reliance on the exemption provided by
                               Section 4(2) of the Securities Act of 1933, as amended.

Use of proceeds                We will not receive any proceeds from the sale
                               of the common stock by the selling shareholders.

Risk Factors                   See "Risk Factors" and the other information in
                               this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Market for our Common Stock    Our common stock is quoted on the OTC Bulletin
                               Board under the symbol "HYHY.OB". The last reported sale price for our shares on the OTC
                               Bulletin Board on July 20, 2007 , the date that our shares last traded, was $3.00 per share.

                            Summary Financial Information
                            -----------------------------

                                                 Six months      Cumulative
                                                   ending   Since Inception to
                                                  March 31        March  31
                                                    2007             2007
                                                 -----------      -----------
Statement of Operations Data:
  Revenues                                       $  10,239        $   10,239
  Net Loss                                       $ (81,724)       $ (261,838)
  Net Loss Per Common Share - Basic and Diluted  $   (0.00)       $   (0.00)
Weighted Average Common Shares Outstanding -
  Basic and Diluted                              60,373,750       30,000,000

Balance sheet data:

                                                 Six months           Year
                                                   ending            ending
                                                  March 31        September 30
                                                    2007              2006
                                                 -----------      -----------
Cash                                             $    44,080      $ 1,026,571
Total Assets                                     $ 5,089,835      $ 5,583,343
Stockholders' Equity                             $ 5,061,442      $ 4,087,059


RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.


                      Risk Factors Relating to Our Company
                      ------------------------------------

1. Hydrogen Hybrid Technologies, Inc. has a limited operating history in on-board hydrogen generating and injections systems, and therefore investors may not be able to evaluate an investment in our common stock.

Hydrogen Hybrid Technologies has a limited history of operations in on-board hydrogen generating and injections systems industry. An investment in Hydrogen Hybrid Technologies should be viewed in light of the risks and uncertainties inherently faced by a company in the early stages of development. There can be no assurance that Hydrogen Hybrid Technologies will achieve or sustain profitability or positive cash flows from operating activities in the future. Investors may lose their investment or the opportunity to profit from a developing business or be unable to correctly assess our ability to operate in our chosen industry.

2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at March 31, 2007 we had cash of $44,080 and stockholders' equity of $5,061,442. In addition, we had revenues of $10,239 and a net loss of $(81,724) for the six period ending March 31, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated $10,239 in revenues, we are expecting losses over the next twelve (12) months since we have little revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. We will require a substantial amount of additional capital to fully execute our business plan, and we are uncertain about the availability of such additional funds without which we may not be able to execute our business plan.

The business plan calls for the expenditure of substantial capital to finance development projects, finance a state-of-the-art testing facility, finance a manufacturing facility, and construct a production facility with capacity for future large scale on-board hydrogen generating and injections systems that we plan to sell. Hydrogen Hybrid Technologies will require additional capital to fund its expenditures, including business development, operating losses, and other cash needs to implement its market entry and cost reduction phases. Hydrogen Hybrid Technology has made an initial estimate of its capital needs for its market entry stage and believes it will need between $15-$45 million in additional capital. Furthermore, if Hydrogen Hybrid Technology decides to expand the business beyond what is currently planned; additional capital beyond what is anticipated in our current business plan will be required. Hydrogen Hybrid Technology plans in the future to seek portions of the required funding from commercial sales, existing state incentive programs for on-board hydrogen generating and injections systems. Although Hydrogen Hybrid Technology currently plans to obtain some of the required additional financing through the issuance of debt instruments, conditions and circumstances may change such that Hydrogen Hybrid Technology may decide to raise capital through the issuance of equity securities, which would result in dilution to existing shareholders. Any such financing terms may be adverse to existing security holders of Hydrogen Hybrid Technology and could impose operational limitations on Hydrogen Hybrid Technology. There can be no assurance that such additional financing will be available to Hydrogen Hybrid Technology. Without the necessary funds, our business plan will have to be modified or may not be fully executed.

5. Hydrogen Hybrid Technologies relies on trade secret and similar means to protect much of its intellectual property which may not prove to be effective, with the effect of an impairment in our rights.

We rely on trade secret law, confidentiality agreements and physical security such as restricted access to protect much of its intellectual property.
These means of protection may not be effective with the consequence that others may obtain knowledge of our intellectual property. To protect its rights that others learn illegally may require Hydrogen Hybrid Technologies to expend time and financial resources pursuing court actions. These actions are typically expensive and are not always conclusive in favor of the claimant. In addition, though we believe doing so would be difficult, it may be possible for third parties to reverse engineer its fuel cells through inspection and testing. Finally, although we are not aware, it is possible that third party patents may exist on which our technology may infringe. Our financial condition may be impaired in any such events, and it may lose its competitive position as a result.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to market our services and pay the required fees to keep our company fully reporting and compliant with SEC rules and regulations. We need to address all necessary infrastructure concerns. We anticipate that we will require up to approximately $15-$45 million to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We have no experience manufacturing on-board hydrogen generating and injections systems, on a commercial basis which may result in delays in sales and result in additional development costs.

We have no experience designing and manufacturing on-board hydrogen generating and injections systems, on a commercial basis. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capability and processes that will enable it to meet the production standards or production volumes necessary to successfully market its products. Even if we are successful in developing its manufacturing capability and processes, we do not know whether we will do so in time to meet its product commercialization schedule. Therefore, investors may lose the opportunity to profit from the development of our technology and business plan because there may be delays in sales, additional development costs and loss of market position.


8. Newer technologies could render our systems obsolete prior to commercialization, and therefore will cause us to curtail our current business plan and an impairment in an investment in our Company.

Our on-board hydrogen generating and injections systems are one of a number of energy products being developed today as supplements to reciprocating engines. Technological advances in alternative energy products, improvements in reciprocating engine/generator sets, and other fuel cell technologies may render our systems obsolete, therefore causing a diminished value of an investment in our Company.

9. We are subject to competition with traditional and other alternative energy systems, any of which could be determined better, more reliable or more cost efficient and any of which could reduce demand for our products.

Our success depends on our ability to compete with other energy systems providers. We are likely to face competition from existing energy systems providers, including combustion turbine manufacturers and the automobile industry, who may decide to sell to the same customers and/or to build expansions of their own power generating systems, and from equipment manufacturers and local contractors who typically build energy systems upon a customer's request and may decide to build excess power generating capacity which would compete with our products. Due to the highly competitive nature of the American, European and international energy industries, new companies may emerge in the future offering services and products similar to our products. Management believes that the liberalization of the energy market is likely to attract more competitors, such as companies offering traditional technology products like combustion turbines, internal combustion engines and others. , This intensifying competition could reduce the demand for our products.

10. We plan to operate and sell our products in various countries, we will be subject to varying degrees of regulation in each of the jurisdictions in which we operate.

There can be no assurance that regulatory, judicial and legislative changes will not have a material adverse effect on our operations. For example, regulators may raise material issues with regard to our compliance or non-compliance with applicable regulations or judicial decisions may impact on our operations, each of which could have a material adverse effect on our business, financial condition and results of operations because of added costs or as an impediment or barrier to marketing and sales.


11. Our success depends on our ability to hire and retain key personnel without which its ability to implement its business plan will be slowed.

Our future success depends on the skills, experience and efforts of our officers and key technical and sales employees. Our success depends on our ability to attract, train and retain qualified engineering, technical, and sales personnel. Competition for personnel in these areas is intense and we may not be able to hire or retain the required personnel. Moreover, we may not be able to retain these employees. A failure to do so could have a material adverse effect on our business, financial condition and results of operations because without the right personnel, we will not be able to implement our business plan. We do not maintain key man insurance on any of its management or employees.

11. Our principal stockholders, and officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and our principal stockholders, in the aggregate, beneficially own approximately or have the right to vote approximately 69% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


                     Risks Relating To Our Common Shares
                     -----------------------------------

12. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 180,000,000 shares of common stock and 20,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

13. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

14. Even though our common stock is now listed on the OTC-Bulletin Board, the market price of the shares may fluctuate greatly, and investors in our the Company bear the risk that they will not recover their investment.

Trading in our common stock has been minimal from time to time and may be subject to large price fluctuation. Therefore, there is no clearly established market for our shares at this time. The public market price is likely to be influenced by the price at which and the amount of shares the selling stockholders are attempting to sell at any point in time with the possible effect of limiting the trading price or lowering it to their offering price. Shares such as those of companies like ours are also subject to the activities of persons engaged in short selling the securities which have the effect of driving the price down. Therefore, the price of our common stock may fluctuate widely. A full and stable trading market for our common stock may never develop in which event; any holder of our shares may not be able to sell at the time he elects or at all.

15. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


16. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

                               Capitalization
                               --------------

The following table sets forth, as of September 30, 2006, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                            6 months ending       Year-end
                                            March 31, 2007     Sept. 30, 2007
                                            --------------     --------------
                                               Actual             Actual
                                             -----------       --------------
Liabilities

Accounts payable and accrued liabilities     $    28,393      $ 1,496,284
                                            -----------------------------
                                                  28,393        1,496,284
Stockholders' Equity

Common Stock, $0.001 par value, 80,000,000
  shares authorized, 60,373,750, 30,000,000
  shares issued and outstanding as of
  3/31/07 and 09/30/06, respectively                  82              82
Additional paid-in capital                             -               -
Special Warrants Subscribed                    5,305,585       4,267,973
Deficit, accumulated during development         (261,838)       (180,114)
Accumulated Other Comprehensive Loss              17,613            (882)
                                             ---------------------------
                                               5,061,442       4,087,059
                                             ---------------------------
                                             $ 5,089,835       5,583,343
                                             ============================

Forward-Looking Statements
--------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Hydrogen Hybrid Technologies, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Hydrogen Hybrid Technologies future results and could cause those results to differ materially from those expressed in such forward looking statements.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


           MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HYHY.OB."

For the year ended December 31, 2006, the price of the common stock as reported and summarized by the OTC-BB was $0.51 high, and $0.30 bid. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

A limited market exists for the trading of the Company's common stock.
During the year ending December 31, 2006, there has been limited trading activity in our Common Stock, there are no assurances this trading activity will continue in the future for the Common Stock. The last trade of the HYHY stock as of July 3, 2007 took place on July 2, 2007 at $1.01.

On June 26, 2007, the Registrant forward split its common stock on a two-for-one basis. The numbers in this Registration Statement have been adjusted to reflect this forward stock split.

As of July 3, 2007, the last reported sales price for our common stock was $1.01.

Holders of Our Common Stock

As of the date of this prospectus we have approximately 200 registered shareholders.

Dividend Policy
---------------

To date, we have not paid any dividends on our common stock and do not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, our financial condition, and other factors as deemed relevant by our board of directors.



                                  DILUTION
                                  --------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                             Description of Business
                             -----------------------

Corporate History
-----------------

The Registrant was incorporated under the laws of the State of Nevada on December 31, 1998, under the name Pinoak, Inc. Pinoak was subsequently acquired by Eaton Laboratories, Inc. on April 14, 2006

On March 30, 2007, Eaton Laboratories, a Nevada corporation, Eaton Laboratories Acquisition Corporation, a Nevada corporation ("Merger Sub") and Hydrogen Hybrid Technologies, Inc. ("HYHY"), a privately-held Canadian corporation, entered into a Acquisition Agreement and Plan of Merger pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired HYHY in exchange for 99,000,000 shares of the Registrant's unregistered common stock which were issued to the holders of HYHY stock.

Business Strategy
-----------------

HYHY is engaged in the business of selling and distributing of on-board hydrogen generating and injections systems for the Original Equipment Manufacturer ("OEM"), car and light truck markets globally. HYHY has acquired the exclusive rights to market a proprietary patented technology from a related company. In addition it holds non-exclusive rights to distribute the product to other markets including the heavy goods vehicle market (Commercial Transport Fleets).

The on-board hydrogen generating system strives to improve fuel consumption and reduce pollution through the enhancement of the internal combustion process. The technology consists of an on-board system which generates hydrogen and oxygen by splitting distilled water. Once these gases are available they are not stored but directly injected through the air intake of an internal combustion engine. The result of the Hydrogen Fuel Injection system ("HFI") is a reduction in pollution causing emission and an increase in fuel efficiency and overall engine performance.


Hydrogen Fuel Injection ("HFI") system
--------------------------------------

The science behind HFI is well documented. It has been known for some time (since a 1974 paper by the Jet Propulsion Lab of the California Institute of Technology) that the addition of hydrogen to fossil fuels, burned in internal combustion engines, will increase the efficiency of that engine. This premise has been validated by a number of papers published by the Society of Automotive Engineers (SAE). The concept is valid with any fossil fuel (diesel, gasoline, propane, natural gas) or bio-fuel (biodiesel, ethanol) though it is most effective in diesel engines. Among other, more subtle effects, the faster flame speed of hydrogen allows for a more complete burn of the fuel earlier in the power cycle. Of course, electrolysis itself is well understood.

The HYHY technology differs from its competitors in that it focuses on delivering an engineering solution using these scientific principles that is reliable, efficient, and cost-effective. As an integral part of the research and development cycle, HYHY delivers an HFI solution geared toward a specific vertical market that has gone through an extensive field trial and testing verification stage.

Product Highlights
------------------

A number of the product highlights offered by HYHY's on-board hydrogen generating and injections systems include:

  o  Reduce fuel consumption 5% to 30% depending on operating environment

  o  Reduce emissions from 30% to 80% (meets most 2010 emission requirements)

  o  Functional with any internal combustion engine and any fossil fuel

  o Configurations are available for both 12 & 24 volt, plus 120 amp services

  o Does not require additional power capabilities within current OEM vehicles

  o  Simple installation (many trained installers across N.A. - 4 hrs required)

  o  Leasing provides immediate positive cash flow for Heavy Vehicle
     Operators

  o  Product that reduces emissions while increasing cash flow

Business Strategy
-----------------

While the HFI technology is initially an after-market device, HYHY is actively seeking Original Equipment Manufacturers (OEM) during the development and testing phase to license the technology and incorporate it directly into their engineering cycle. Eventually, with exhaust water re-capture technology, the HFI system will be built seamlessly into internal combustion engines.

As HFI technology achieves greater acceptance and penetration in various markets, HYHY will continue to develop hydrogen solutions that meet ongoing public requirements of emission reductions and energy economies. The HFI system is positioned as a bridge technology to handle the transition to products that would, ultimately, allow our society to cease using hydrocarbon fuels. It is management's belief that the term "hybrid" could soon come to mean "hydrogen-hydrocarbon" technologies.

HYHY markets on-demand hydrogen-generating technology designed to increase the efficiency of virtually any combustion process. The technology is based on a patented Hydrogen Fuel Injection ("HFI") system, in which hydrogen and oxygen are generated on demand via electrolysis and then introduced into the combustion process. The HFI system draws power, 12V or 1 10V, and splits distilled water to produce hydrogen and oxygen; then both gases are injected directly into the air intake of the engine. In the engine, the hydrogen acts as an initiator to promote more complete combustion. By converting more chemical energy into mechanical energy, the engine operator is able to reduce fuel consumption, plus the more complete combustion dramatically lowers exhaust emissions (CO, PM, HC, NOx).


Marketing Strategies
--------------------

Management plans to market their technology initially towards the Heavy Goods Vehicle (HGV) market. HGVs are Class 7 and Class 8 heavy duty, long-haul trucks (7.3 to 16 liters) that typically run on diesel. The HFI unit uses distilled water, runs for 65 hours between fills, and incorporates a number of safety features the most salient of which is the fact that no hydrogen is stored on-board since it is generated only on-demand.

An on-board digital controller monitors the device and also allows for two-way wireless connection, via satellite, along with full GPS capability. Software updates and monitoring can be performed remotely. Additional revenue streams might be possible by leveraging this communications ability as a complementary business, both as a fleet management service and as a personal communications service.

Competition
-----------

With the primary focus at HYHY being on the Heavy Goods Vehicle and light truck markets, the principle competition comes from manufacturers of "passive" emissions control technologies. There are a variety of advanced exhaust treatment products, including diesel particulate filters and diesel oxidation catalysts but, while they offer comparable emissions reductions to HFI, in every case they increase fuel consumption (by increasing back pressure on the engine) by an average of 3.5%-as contrast to the 10% fuel savings achieved by HFI. The existing market for these devices is literally billions of dollars, with companies such as Arvin Meritor, Johnson Matthey, and Delphi presently participating.

The credible competitor for HYHY is Hy-Drive. They market a product that is based on similar technology, but which is less sophisticated than HYHY HFI models and has only limited application on certain heavy-duty diesel engines. Their primary market is North America for long-haul trucking and above-ground mining equipment; they claim to have secured sales agents in the UK and Australia as well.

There is an extensive list of private companies attempting to develop technologies involving the addition of fractional amounts of hydrogen to fossil fuel engines. To date, none has reached the point of having any real presence in the marketplace.

Hythane Ltd. produces a gas that mixes hydrogen and natural gas before it is pumped into a vehicle gas tank; in other words, doing off-board what HYHY does on-board. With their system, there are the obvious issues related to the storage of large volumes of compressed gas, as well as the sourcing of large volumes of pure hydrogen.

Finally, there are manufacturers of very large electrolysers, used primarily to supply hydrogen for cooling turbines in electrical power generating stations. The two largest North American manufacturers are GE and Hydrogenics, and it is conceivable that after HYHY demonstrates the potential for smaller electrolysers, particularly in applications that have never utilized electrolysis previously, these companies might expand their product lines to include competition for the various HFI models.

Indirect Competition
----------------------

Indirect competition would include technologies such as fuel cells, battery-powered vehicles, hybrid vehicles, alternative fuels, and other emission reduction alternatives, such as diesel oxidation catalysts and diesel particulate filters. Of these, the only truly price-competitive products are the diesel particulate filters, but their use on HGVs while accomplishing the goal of reducing PM comes with the financial penalty of reducing fuel efficiency by 3.5 - 4% and does nothing to reduce CO2. Diesel oxidation catalysts, similarly, reduce engine efficiency, and the emissions benefits come with equipment costs on par with an HFI HT.

Hybrid vehicles are gaining customer acceptance, but are not, in fact, a competitor to the HFI system since the HFI system can be regarded as a complementary technology. "Hybrid" may soon refer to the hybrid of hydrogen-hydrocarbon, not gasoline-electric. Alternative fuels, such as ethanol, again can be seen as complementary technologies since the HFI device can be used in conjunction with them. As part of its long-term vision, HYHY plans to develop partnerships with companies in the bio-fuel industry to develop hydrogen blends that will make those fuels even cleaner and less expensive.

Battery-powered vehicles-which do not eliminate emissions, but merely displace them-are not a likely viable alternative, and all but a handful of niche manufacturers have ceased any development work in this field.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

The Company regards substantial elements of its products and technology as proprietary and attempts to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights are uncertain and still evolving, and no assurance can be given as to the future viability or value of any of the Company's proprietary rights. There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on the Company's business, results of operations and financial condition. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention. Furthermore, there can be no assurance that the Company's business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against the Company. Moreover, from time to time, the Company may be subject to claims of alleged infringement by the Company or service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject the Company to significant liability for damages, might result in invalidation of the Company's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on the Company's business, results of operations and financial condition.


NEED FOR GOVERNMENT APPROVAL FOR OUR PRODUCTS

It is impossible to anticipate government regulations, if any, to which the Company may be subject as it defines its business. The development of on-board hydrogen generating and injections systems could subject the Company to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. The Company plans to comply with the necessary government approval for its products.


Employees
---------

We have no full time employees at this time. All managerial functions including development, strategy, negotiations is being provided by our officers/directors.

Description of Property
-----------------------

Our offices are currently located at 1845 Sandstone Manor Unit #11, Pickering, ON L1W 3X9 Canada, telephone (905) 697-4880.

           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of HYHY and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are engaged in the business of selling and distributing of on-board hydrogen generating and injection systems for the Original Equipment Manufacturer, car and light truck markets globally.

Results of Operations for the six months Ending March 31, 2007

We earned $10,239 in revenues for the six month period ending March 31, 2007 as compared to no revenues for the same period a year ago. We do not anticipate earning any significant revenues until such time as we build a customer base for our hydrogen technologies. We are presently in the development stage of our business and we can provide no assurance that we will find any new business for our products.

For the six month period ending March 31, 2007 we experienced a net loss of (81,724) as compared to no loss for the same period last year. Since our inception we experienced a net loss of $(261,838). Our loss was attributed to operating expenses, organizational costs, and developmental costs. Our operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated $10,239 in revenues for the six month period ending March 31, 2007 as compared to no revenues for the same period last year. We do not anticipate generating any major increase revenues until we have completed the installation of the testing facility and we can produce product(s) for sale.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2007 reflects cash of $44,080, assets of $5,089,835 and $28,393 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $15,000,000 to $45,000,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             Legal Proceedings
                             -----------------

The Company is from time to time involved in litigation incident to the conduct of its business. Certain litigation with third parties is routine and incidental, such litigation can result in large monetary awards for compensatory or punitive damages.

The Company is currently in litigation with Rosseau Limited Partners. On January 31, 2007, Rosseau Limited Partners, one of the Subscribers to HYHY, registered an action against HYHY, requesting the return of subscribed funds. Subsequent to the last 10KSB, the company is in the process of completing the documentation to effect settlement of the parties and a cessation of action

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of July 5, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name              Age                 Position
-------------     ---                 --------------------------------------
Ira Lyons         57                  President and Director
Tom Rand          40                  Treasurer/Secretary/Director
----------------------------------------------------------------------------

Biography of Ira Lyons, President and Director
----------------------------------------------

Vice President - Market Development  November 1999 to Sept 2003
Exxecom Technologies / Xccept Systems

On a contract basis have been providing market development consulting services to an Internet integrator and e-business solution provider.

Vice President 1997 to November 1999
Northern Communications Group Inc.

An independent telephone directory publisher with complete in-house ad production and pagination capabilities, producing "the Gold Book" Telephone Directory

Executive Vice President & Chief Operating Officer, 1995-1997
ES-TX Distribution Inc.
Packard-Edison Computers Inc.
NetGlobe Access Centres

A vertically integrated computer hardware and software assembly, distribution and retailing group involved in the business

Senior Vice President, 1993-1995
AX.s Communications Group

A telecommunications group involved in the development of custom long-distance call costing systems

Partner, 1991-1993
The Rally Group

A Retail, Franchise and Marketing consulting group specializing in Franchise structuring and implementation.

President, 1987-1990
Wickets Tickets Inc.

A chain of retail ticketing establishments located in the TTC Subway system.

Executive Vice President, 1990-1991
Treats International Enterprises Inc.

Executive Vice President & General Manager, 1979-1987
Treats Inc.

One of Canada's largest specialty food franchises with 200+ locations across North America.

Vice President, Administration & Development, 1971-1979
Tiffany's Bakery Inc.

A Canadian owned, Toronto based, U.S. bakery chain that grew from a concept in 1971 to a 250+ store chain located in 43 states.

Education
---------

University of Toronto, Innis College Main Campus -1968 to 1970
U of T Extension, Business Administration & Accounting - 1974
OMBA, Mortgage Broker's License -1989
Seneca College, OREA Real Estate License -1993
W. Lyon McKenzie Secondary School - Graduated 1967

Biography of Tom Rand, Treasurer/Secretary and Director
-------------------------------------------------------

Tom Rand - founded an Interactive Voice Response (IVR) software company - Voice Courier Inc (VCi).- in 1991, and oversaw its expansion to operations of 100 employees in 3 countries and revenue in excess of 12M US annually. Voice Courier Mobile Inc. was founded in 2004 to move into SMS-text system software. The VCi Group of Companies was profitable for each of the1 2 years it was under his control. Both companies were sold in May, 2005. In August, 2005 Tom founded VCi Green Funds Inc., a private equity firm active in the 'greentech' sector. Tom joined CHEC as V.P. Environmental Science in January, 2006.

Education
---------

Tom Rand has a BASc Electrical Engineering and Applied Mathematics, University of Waterloo, a MSc Philosophy of Science, London School of Economics, Kings College, University of London, a MA Philosophy University of Toronto, and is presently working on a PhD at the University of Toronto.


Related Party Transactions
--------------------------

The Distribution Agreement technology is owned by Canadian Hydrogen Energy Company, Ltd., a privately owned Canadian company. Certain of the owners of Canadian Hydrogen Energy Company, Ltd., are also shareholders in Hydrogen Hybrid Technologies, Inc. (?)

Involvement in Certain Legal Proceedings
----------------------------------------

Our directors, executive officers and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our directors or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company has secured adequate financing.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors.


EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. Hydrogen Hybrid Technology intends to pay salaries when financing permits.



SUMMARY COMPENSATION TABLES
                         ------------------------------------------------------
                                        Annual Compensation
                         ------------------------------------------------------
     Name and                                        Other Annual       Stock
Principal Position  Year    Salary ($)   Bonus ($)   Compensation ($)  Awards($)
-------------------------------------------------------------------------------
Ira Lyons
    HYHY
    President      2006     -0-            -0-           -0-           -0-
                   2005     -0-            -0-           -0-           -0-

Tom Rand
    HYHY
    Treasurer
    Secretary      2006     -0-            -0-           -0-           -0-
                   2005     -0-            -0-           -0-           -0-

-------------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted Stock Securities      LTIP      All Other
Name and Principal      Award(s)($) Underlying Options/   Payouts   Compensation
     Position     Year              SARs(#)               ($)       ($)
-----------------------------------------------------------------------------
Ira Lyons
    HYHY
    President      2006    -0-           -0-                -0-      -0-
                   2005    -0-           -0-                -0-      -0-

Tom Rand
    HYHY
    Treasurer
    Secretary      2006    -0-           -0-                -0-      -0-
                   2005    -0-           -0-                -0-      -0-

-------------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee.
We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company has secure necessary financing to support business plan. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through July 23, 2007 .

Family Relationships
--------------------

No are no family relationship between our officers, directors and major shareholders.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant Employees
---------------------

We have no significant employees other than Officers/Directors. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Schwartz Levitsky Feldman LLP, Chartered Accountant. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of July 23, 2007 , the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 129,071,362 shares of our common stock issued and outstanding as of July 23, 2007 . We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                       Amount
Title     Name and Address                             of shares    Percent
of        of Beneficial                                held by       of
Class     Owner of Shares                Position      Owner       Class(1)
----------------------------------------------------------------------------
Common     Ira Lyons(2)                  President       4,000,000       3.1%
Common     Tom Rand(3)                   Treas/Sec.              0       0.0%
Common     Frank Carino(4)               Shareholder    82,000,000      63.5%
Common     CHEC(5)                       Shareholder     4,000,000       3.1%
Common     HYHY ESOP(6)                  Shareholder     9,000,000       7.0%
-----------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (2 persons)                                  4,000,000       3.1%

(1) The percentages listed in the percent of class column are based upon 129,071,362 issued and outstanding shares of Common Stock.
(2)  Ira Lyons, 1845 Sandstone Manor Unit #11, Pickering, ON  L1W3X9  Canada
(3)  Tom Rand, 1845 Sandstone Manor Unit #11, Pickering, ON  L1W3X9  Canada
(4)  Frank Carino, 182 Wellington St. W, Bowmanville, Ontario  L1C 1W3
(5) Canadian Hydrogen Energy Company Ltd., 182 Wellington St. W, Bowmanville, Ontario L1C 1W3
(6)  HYHY ESOP, 1845 Sandstone Manor Unit #11, Pickering, ON  L1W3X9  Canada

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

              Certain Relationships and Related Transactions
              ----------------------------------------------

Our officers/directors can be considered a promoter of Hydrogen Hybrid Technologies, Inc. in consideration of their participation and managing of the business of the company.

Through a Board Resolution, the Company hired the professional services of Schwartz Levitsky Feldman LLP, Chartered Accountants, to perform audited financials for the Company. Schwartz Levitsky Feldman LLP own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                           Selling Shareholders
                           --------------------

The selling shareholders named in this prospectus are offering all of the 8,323,862 shares of common stock offered through this prospectus. The selling shareholders acquired the 8,323,862 shares of common stock offered through private offerings that were exempt from registration under Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The Warrant holders paid $0.75 per converted share.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be       Percent
                             Common       Be           Owned       Owned
                             Shares       Offered for  Upon        upon
                             Owned Prior  Selling      Completion  completion
                             To this      Shareholder  of this     of this
Name of Selling Stockholder  Offering     Account(1)   Offering    Offering(2)
---------------------------  -----------  -----------  --------  ------------
AITCHISON   WAYNE               15,000       15,000    Nil           Nil
ALEXANDER   KATE               120,000      120,000    Nil           Nil
AZZAPARDI   MARIO               13,500       13,500    Nil           Nil
BADA        LORENZO            300,000      300,000    Nil           Nil
CACHETAS    JIMMY               75,000       75,000    Nil           Nil
CANDELARESI GIUSEPPE           105,000      105,000    Nil           Nil
CAPUTO      ROSA                 7,500        7,500    Nil           Nil
CARDINALE   FILOMENA            13,500       13,500    Nil           Nil
CARDINALE   FRANCO               7,500        7,500    Nil           Nil
CARDINALE   FRANCESCA            6,000        6,000    Nil           Nil
CASALE      LUCIO               15,000       15,000    Nil           Nil
CHEUNG      JOHN, PING YAM      75,000       75,000    Nil           Nil
CHEUNG      WAI KEUNG           45,000       45,000    Nil           Nil
COCHI       ALBERT              45,000       45,000    Nil           Nil
CHUNG       STANLEY             30,000       30,000    Nil           Nil
CIRILLO     VINCENZO           210,000      210,000    Nil           Nil
CIRILLO     FRANK               90,000       90,000    Nil           Nil
CLARKE      SUZZETTE            15,000       15,000    Nil           Nil
CLOUSE      BRIAN               15,000       15,000    Nil           Nil

                                        31




COBB        MARK               37,500         37,500    Nil           Nil
COLONNA     MARINA             30,000         30,000    Nil           Nil
CORPORATE EVENT MANGEMENT      30,000         30,000    Nil           Nil
CURTI       DAVIDE             37,500         37,500    Nil           Nil
DALE        JAMES              15,000         15,000    Nil           Nil
D'ALESSIO   MARIA LUISA        45,000         45,000    Nil           Nil
DANISI      GUISEPPE           15,000         15,000    Nil           Nil
D'ELIA      AMELIA             60,000         60,000    Nil           Nil
DELSI       TONY               45,000         45,000    Nil           Nil
D'Erasmo    Lucy              300,000        300,000    Nil           Nil
DICKSON     KIM                 7,500          7,500    Nil           Nil
DIGIAMMARINO GABRIEL           45,000         45,000    Nil           Nil
DIGIAMMARINO ROBERT            45,000         45,000    Nil           Nil
DIGIAMMARINO SAM               45,000         45,000    Nil           Nil
DIMANNO     DANIEL             16,500         16,500    Nil           Nil
DIMANNO     M                   7,500          7,500    Nil           Nil
DIMARCO     FRANK & MARIANNE   30,000         30,000    Nil           Nil
DIMMANO     CARMENLINDA         7,500          7,500    Nil           Nil
DIPEDE      CRISTINA           52,500         52,500    Nil           Nil
EVELINE HOLDINGS              150,000        150,000    Nil           Nil
FACCIPONTE  ANTONY             15,000         15,000    Nil           Nil
FALCON INVESTMENTS             72,000         72,000    Nil           Nil
FILICE      MARIO             300,000        300,000    Nil           Nil
FIRMANI     NADIA              52,500         52,500    Nil           Nil
FLORENCE    MEYER              75,000         75,000    Nil           Nil
FUSCO       PAT                30,000         30,000    Nil           Nil
Germano     Alex              170,000        170,000    Nil           Nil
GIANDOMENCIO FERNANDO          15,000         15,000    Nil           Nil
GRECO       MARIO              30,000         30,000    Nil           Nil
GRISONICH   MARINO             15,000         15,000    Nil           Nil
GUAGLIANO   GUS                 7,500          7,500    Nil           Nil
HASSAN      KAMAL               3,750          3,750    Nil           Nil
HYRNISAK    A.                 15,000         15,000    Nil           Nil
IANNELLO    FABIO              15,000         15,000    Nil           Nil
IANNELLO    RICHARD            15,000         15,000    Nil           Nil
IAVARONE    ANTONIO            30,000         30,000    Nil           Nil
IAVARONE    ALBERT             15,000         15,000    Nil           Nil
IAVARONE    ROSE               12,000         12,000    Nil           Nil
IAVARONE    TONY of
(TAG PROPERTIES)               15,000         15,000    Nil           Nil
ING         DR. ALAN          188,492        188,492    Nil           Nil
IVTZI       JIM                30,000         30,000    Nil           Nil
JULIEN      MAURICE            37,500         37,500    Nil           Nil
KELERIS     JULIE               6,000          6,000    Nil           Nil
LABATE      ANTONIO             9,000          9,000    Nil           Nil
LALICATA    ENZO               90,000         90,000    Nil           Nil
LAMPARSKI   GEORGE              7,500          7,500    Nil           Nil
Larrosa     Ernesto            30,000         30,000    Nil           Nil

                                        32





LAW         IVAN YUEN CHUNG    15,000         15,000    Nil           Nil
LETTIERI    LOUIS             105,000        105,000    Nil           Nil
LEVY        JACOB              15,000         15,000    Nil           Nil
LIN         MARK               75,000         75,000    Nil           Nil
LIU         DIAN               37,500         37,500    Nil           Nil
LIVOLSI     CARLO           1,050,000      1,050,000    Nil           Nil
LUNARDO     ANDREA             15,000         15,000    Nil           Nil
MAKAUSKAS   EDWARD             45,000         45,000    Nil           Nil
Mamone      Danielle           59,520         59,520    Nil           Nil
MARISCO     SESTO              30,000         30,000    Nil           Nil
MARWOOD     STEPHANIE           9,000          9,000    Nil           Nil
MASTRACCI   CLAUDIO            20,250         20,250    Nil           Nil
MASTROIANNI JOHN               15,000         15,000    Nil           Nil
MASTROIANNI Natale             15,000         15,000    Nil           Nil
McLaughlin  Brian and Sharon    6,300          6,300    Nil           Nil
MIELE       JOE                30,000         30,000    Nil           Nil
MIROTTI     ANTONIO            75,000         75,000    Nil           Nil
Mirotti     Tony              150,000        150,000    Nil           Nil
Muia        Dina               60,000         60,000    Nil           Nil
NAPOLEONI   STEFANO            10,500         10,500    Nil           Nil
NARANG      KABIR               3,000          3,000    Nil           Nil
NATMAR                        120,000        120,000    Nil           Nil
Oswald      Dr. John          300,000        300,000    Nil           Nil
PATEL       IMRAN               3,750          3,750    Nil           Nil
PATELLA     CINDY              30,000         30,000    Nil           Nil
Patella     Cindy              48,000         48,000    Nil           Nil
PIRUZZA     Rosalina          450,000        450,000    Nil           Nil
POMPONI     EVA                60,000         60,000    Nil           Nil
PORTMAN     LESLIE             22,500         22,500    Nil           Nil
RAJCHGOD    PAUL               15,000         15,000    Nil           Nil
ROQUE       NANCY              15,000         15,000    Nil           Nil
Sabo        Otto               75,000         75,000    Nil           Nil
SACCICCIA   ART               300,000        300,000    Nil           Nil
SALAPOUTIS  DONALD             15,000         15,000    Nil           Nil
SHEMILT     DAVID              45,000         45,000    Nil           Nil
SILVAGGIO   FRANK              25,500         25,500    Nil           Nil
SINOPOLI    MARIO              12,000         12,000    Nil           Nil
SORGINI     STEVE              45,000         45,000    Nil           Nil
SOUTAR      W.B                15,000         15,000    Nil           Nil
STEDANMAR HOLDINGS LTD         25,200         25,200    Nil           Nil
STRATTON    NEIL               37,500         37,500    Nil           Nil
SUNGOLD REALTY INC.            45,000         45,000    Nil           Nil
T.H.I                         375,000        375,000    Nil           Nil
TANG     PATRICIA HOI SHAN     30,000         30,000    Nil           Nil
TANNER      NEIL              300,000        300,000    Nil           Nil
TEPER       IRVING            204,000        204,000    Nil           Nil
TESTANI     RINO               15,000         15,000    Nil           Nil
TITO        DANNY              15,000         15,000    Nil           Nil



                                        33




URSO        DAVID              30,000       30,000    Nil           Nil
VANI        MAURO              15,000       15,000    Nil           Nil
VELENOSI    ALLAN              11,100       11,100    Nil           Nil
VIGNA       ANGELO             30,000       30,000    Nil           Nil
WASHINGTON  WILLIAM            22,500       22,500    Nil           Nil
WILLIAMS    MARCUS             61,500       61,500    Nil           Nil
WINSLOW     ROBERT              7,500        7,500    Nil           Nil
WROBLWSKA   MONIKA             22,500       22,500    Nil           Nil
YUSUF       TAUFIQ             30,000       30,000    Nil           Nil
Zakarow     Michael            46,000       46,000    Nil           Nil
1146992 Ontario Ltd
Emmek Corp                     37,500       37,500


Total:                       8,323,862    8,323,862

1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 129,071,362 common shares outstanding as of July 23, 2007 .

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or directors.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $  191
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,000
Printing*                                                       $  809
Transfer Agent Fees*                                            $2,500
                                                                ------
Total                                                           $6,500
                                                                ======

*Estimated Expenses.



                           Plan of Distribution
                           --------------------

Timing of Sales

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The Selling Shareholders will sell their shares to the public at:

1.  the market price prevailing at the time of sale;
2.  a price related to such prevailing market price; or
3.  such other price as the selling shareholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each Selling Shareholder and the market for our stock at the time of resale.

Manner of Sale

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The shares may be sold by means of one or more of the following methods:

    1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    3. ordinary brokerage transactions in which the broker solicits purchasers;

    4.  through options, swaps or derivative;

    5.  in transactions to cover short sales;

    6.  privately negotiated transactions; or

    7.  in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.


                                    Dividend Policy
                                    ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                    Share Capital
                                    -------------

Transfer Agent

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 180,000,000 shares of common stock, with a par value of $0.001 per share. At July 23, 2007 , there were 129,041,362 common shares outstanding which were held by approximately two hundred (200) stockholders of record. There are 20,000,000 preferred shares authorized and none issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Rule 144 Shares
---------------

As of July 23, 2007 , 21,000,000 shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. These shares have been held by non-affiliates for 2 years and satisfies 144(K).

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 1,207,475 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Schwartz Levitsky Feldman LLP, Chartered Accountant, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Hydrogen Hybrid Technologies, Inc. in consideration of her participation and managing of the business of the company since its Merger.


                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                          Hydrogen Hybrid Technologies, Inc.

                              FINANCIAL STATEMENTS
                               September 30, 2006
                                 March 31, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----
Year end 2006 and Year end 2005 Financials:

Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a-5a
Statements of Cash Flows                                           F-6a
Notes to Financials                                                F-7a-10a

Six Months ending March 31, 2007 and March 31, 2006:

Balance Sheet                                                      F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-4b
Notes to Financials                                                F-5b-6


Schwartz Levitsky Feldman LLP
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO - MONTREAL
                                                                          SLF


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Hydrogen Hybrid Technologies Inc. (incorporated in Ontario, Canada) as at September 30, 2006 and 2005 and the related statements of operations, cash flows and stockholders' deficiency for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydrogen Hybrid Technologies Inc. as at September 30, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Schwartz Levitsky Feldman LLP
---------------------------------
    Schwartz Levitsky Feldman LLP
    Toronto, Ontario, Canada
    March 30, 2007

                                                       Chartered Accountants
                                                 Licensed Public Accountants

                   1167 Caledonia Road
                   Toronto, Ontario M6A 2X1
                   Tel. 416-785-5353

                                     F-1a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Balance Sheets
As at September 30, 2006 (in US Dollars)
=============================================================================


Balance Sheets

                                                2006            2005
-----------------------------------------------------------------------
Assets
Current
Cash                                         $ 1,026,571      $       -
Notes receivable (Note 4)                        302,672              -
-----------------------------------------------------------------------
                                               1,329,243              -
Distribution Rights (Note 5)                   4,254,100
Other Assets                                           -          2,231
-----------------------------------------------------------------------
                                             $ 5,583,343      $   2,231
=======================================================================

Liabilities
Current
Accounts payable and accrued
  liabilities (Note 9)                       $ 1,496,284      $   2,149
-----------------------------------------------------------------------
                                               1,496,284          2,149

Stockholders' Equity
Capital Stock (Note 6)                                82             82
Special Warrants Subscribed (Note 7ii)         4,267,973              -
Deficit, accumulated during development         (180,114)             -
Accumulated Other Comprehensive Loss                (802)             -
-----------------------------------------------------------------------
                                               4,087,139             82
-----------------------------------------------------------------------
                                             $ 5,583,343      $   2,231
=======================================================================

Nature of Operations (Note 1)
Contingencies (Note 10)

Approved by the Board _______________________ Director
                          "Frank Carino"


See accompanying notes to financial statements.

                                  F-2a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Statements of Operations
For the Years Ended September 30, 2006 and 2005 (in US Dollars)
=============================================================================


Statements of Operations


                                                      From Date of
                                                      Inception
                                                      (Jan 13, 2005 to
                                                      Sept 30, 2005)
                                  Cumulative
                                    Since
                                  Inception       2006       2005
---------------------------------------------------------------------
Sales                            $         -   $       -   $        -
---------------------------------------------------------------------
Expenses

Consulting - management               17,824      17,824            -
General and administrative            28,666      28,666            -
Professional Fees                    133,624     133,624            -
---------------------------------------------------------------------
Net Loss                         $  (180,114)  $(180,114)  $        -
=====================================================================

Basic and fully diluted net loss per share     $   (.006)  $        -
=====================================================================

Shares used in computing basic and diluted net loss per share
                                              30,000,000   30,000,000
=====================================================================




         See accompanying notes to financial statements.

                                    F-3a






Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Statements of Stockholders Deficiency
For the Years Ended September 30, 2006 and 2005 (in US Dollars)
=============================================================================


Statements of Stockholders Deficiency


       Common Stock                  Accumulated
     -----------------  Additional     Other
     Number of  No Par   Paid-In    Comprehensive  Accumulated  Comprehensive
       Shares   value    Capital    Income (Loss)    Deficit        (Loss)
-----------------------------------------------------------------------------
Balance
at
January 13,
2005
(date of
Incorporation

Issuance
of Common
Stock for
Cash 30,000,000 $82.00

Foreign
exchange
translation
adjustments
for rate
changes                                                         $          -

Net Loss                                                                   -
                                                                -------------

Comprehensive
Loss                                                            $          -
     ---------------------------------------------------------  -------------

Balance at
September 30,
2005 30,000,000 $82.00

Issuance
of Common
Stock
for
Cash          - $     -

Foreign
exchange
translation
adjustments
for rate
changes                                      (882)              $       (882)

Net
Loss                                                  (180,114)     (180,114)
                                                                -------------

Comprehensive
Loss                                                            $   (180,996)
     ---------------------------------------------------------- -------------

Balance at
September 30,
2006 30,000,000 $82.00  $         - $        (882) $  (180,114)
     ----------------------------------------------------------

See accompanying notes to financial statements.

                                      F-4a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended September 30, 2006 and 2005 (in US Dollars)
=============================================================================


Statements of Cash Flows


                                                      From Date of
                                                      Inception
                                                      (Jan 13, 2005 to
                                                      Sept 30, 2005)
                              Cumulative
                              Since
                              Inception        2006        2005
-------------------------------------------------------------------
Cash flows from operating activities
Net loss for the year         $  (180,114)  $(180,114)  $        -
-------------------------------------------------------------------

Changes in non-cash working capital items
Notes receivable                 (301,185)   (301,185)           -
Accounts payable and accrued
 Liabilities                    1,488,733   1,486,584        2,149
Other assets                            -       2,231       (2,231)
-------------------------------------------------------------------
                                1,007,434   1,007,516          (82)

Cash flows used in investing activities
Increase in intellectual property
  & other assets               (4,233,200) (4,233,200)           -
-------------------------------------------------------------------
                               (4,233,200) (4,233,200)           -

Cash flow from financing activities
Issuance of capital stock              82           -           82
Issuance of share subscription
  Agreements                    4,247,005   4,247,005            -
-------------------------------------------------------------------
                                4,247,087   4,247,005           82

Effect of foreign exchange
 rate changes                       5,250       5,250            -
-------------------------------------------------------------------

Increase (decrease) in cash and cash
Equivalents during the year     1,026,571   1,026,571            -
Cash at beginning of year               -           -            -
-------------------------------------------------------------------
Cash at end of year           $ 1,026,571 $ 1,026,571  $         -
===================================================================

Supplemental Disclosure:

Taxes paid                                          -            -
Interest paid                                       -            -
===================================================================

See accompanying notes to financial statements.

                                      F-5a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005 (in US Dollars)


1.   NATURE OF OPERATIONS

Hydrogen Hybrid Technologies Inc. was incorporated in Ontario under the Ontario Business Corporation Act on January 13, 2005 as CHEC Rail Inc., and subsequently changed its name to Hydrogen Hybrid Technologies Inc. on April 25, 2006.

Hydrogen Hybrid Technologies Inc. ("the Company" or "HYHY") is engaged in the business of selling and distributing of on-board hydrogen generating and injections systems for the Original Equipment Manufacturer (OEM), car and light truck markets globally. HYHY has acquired the exclusive rights to market a proprietary patented technology from a related company. In addition it holds non-exclusive rights to distribute the product to other markets including the heavy goods vehicle market (Commercial Transport Fleets).

The on-board hydrogen generating system strives to improve fuel consumption and reduce pollution through the enhancement of the internal combustion process. The technology consists of an on-board system which generates hydrogen and oxygen by splitting distilled water. Once these gases are available they are not stored but directly injected through the air intake of an internal combustion engine. The result of the Hydrogen Fuel Injection system ("HFI") is a reduction in pollution causing emission and an increase in fuel efficiency and overall engine performance.


2.   SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with generally accepted accounting principles ("GAAP") in the United States and are stated in US Dollars. The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that effect the reporting amount of assets and liabilities and the disclosure of contingent assets and liabilities to the date of the financial statements; and revenue and expenses during the reporting period. Actual results could differ from those estimates. These financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and with in the frame work of the significant accounting policies.

(a) Revenue Recognition
    Product sales are recorded when persuasive evidence of an arrangement exists, price is fixed and determinable, product is delivered to the external customer and collection is reasonably assured.

(b) Cash and Cash Equivalents
    Cash and cash equivalents consists of cash in the bank and highly liquid investments with maturities of less than three months and are carried at cost plus accrued interest.

(c) Intangible asset and amortization
    Distribution right is recorded at cost and is amortized over its contracted life of fifteen years on a straight-line basis. The rights are tested for impairment as described in the accounting policy on Impairment of Long Lived Assets on an annual basis.


                                   F-6a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005 (in US Dollars)


2. SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(d) Deferred income taxes
    The Company follows the asset and liability method of accounting for income taxes. Temporary differences arising from the differences between the income tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deterred income tax assets or liabilities. Deferred income tax assets or liabilities are calculated using enacted or substantively enacted income tax rates expected to apply in the years that the assets or liabilities are expected to be realized or settled. A valuation allowance Is provided to the extent that It is more likely than not future income tax assets with not be realized.

(e) Impairment of long lived assets
    Long-lived assets with finite useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when the carrying amounts of long-lived assets exceed the sum of the undiscounted cash flows expected to result from their use and eventual disposition and are measured as the amounts by which the long-lived assets' carrying amounts exceed their fair values. The Company completed a comparison of the present value of the expected future cash flows of the distribution rights and concluded that there was no impairment of the asset.

(f) Stock-based compensation plan
    The Company has stock-based compensation plans which are described in note 7. Any consideration received on the exercise of stock options or sale of stock is credited to share capital. The Company records compensation expense and credits contributed surplus for all stock options granted. Stock options granted during the year are accounted for in accordance with the fair value method of accounting for stock-based compensation. The fair value of these options is estimated at the date of grant using the Black-Scholes option pricing model.

(g) Comprehensive income
    The Company has adopted SFAS No 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

(h) Concentration of Risk
    Cash, cash equivalents and marketable securities available-for-sale are financial instruments that potentially subject the Company to concentration of credit risk. The estimated fair market value of financial instruments approximates the carrying value based on available market information. The Company will has a policy of investing its excess available funds in money market funds, commercial papers, corporate bonds and securities issued by the Canadian and United States Governments and its agencies and by policy, seeks to ensure both liquidity and safety of principal. The policy also limits the investments to certain types of instruments issued by institutions with strong investment grade credit ratings and places restrictions on their terms and concentrations by type and issuer.


                                    F-7a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005 (in US Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(i) Foreign Currency
    The Company is a foreign private issuer and maintains its books and records in Canadian dollars (their functional currency). The financial statements of the Canadian Company are converted to US dollars as the Company has elected to report in US dollars consistent with Regulation S-X, Rule 3-20. The translation method used is the current rate method which is the method mandated by SPAS No. 52 where the functional liabilities are translated at the current rate, shareholders' equity accounts are translated at historical rates and revenues and expenses ore translated at average rates for the year.

(j) Financial Instruments
    The carrying amount of the Company's accounts payable and accrued liabilities approximates fair value because of the short term maturity of these instruments. The Company's Note receivable approximates current value due to the nature and the terms of the note being due prior to the next fiscal year.

(k) Basic and Diluted Net (Loss) Earnings Per Share
    Net (loss) earnings per share is computed using the weighted average number of Common Stock outstanding. Common equivalent shares from all outstanding stock options and warrants are excluded from the computation, as their effect is anti-dilutive.


Note 3. Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. The negative equity is the result of this activity and has been financed from the equity raised to date. The negative working capital is a direct result of the Distribution rights purchased from a related party and this position has been rectified subsequent to the date of these financial statements as disclosed within Note 9. If the financing does not provide sufficient capital, some of the Stockholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing, it would be unlikely for the Company to continue as a going concern.


Note 4. Notes Receivable

Unsecured promissory note receivable from an associated company controlled by the same shareholder. The note bears interest at 7% per annum, calculated monthly, to be paid on maturity date September 7, 2007.


                                  F-8a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 5. Distribution Rights

On January 18, 2005, the Company entered into a Distribution Agreement with Canadian Hydrogen Energy Company, Ltd., a Canadian privately owned related company, controlled by the same Stockholders of the Company granting the Distribution Agreement. The Distribution Agreement includes the rights to sell and distribute on-board hydrogen generating and injections systems for the OEM, car and light truck markets globally. The term of the agreement is 15 years plus two additional options of 10 years each. Distribution rights will commence with a payment of the contract or earlier with written consent of CHEC. The value of the distribution agreement was determined by Canadian Hydrogen Energy Company Limited and is supported by an independent third party valuator. As compensation for the rights granted under this agreement the Company will be required to pay a total of $4,254,100 in cash ($4,750,000 CDN funds) and this agreement is effective only at such time as funds have been advanced. (See Related Party Transaction.)

During this fiscal year, a total of $2,775,672 of funds has been advance and the balance of the contractual obligation ($1,478,428) has been recognized as a current liability. The right is recorded as an acquisition cost. No amortization of the right has been recognized nor will be until the terms have been met at that time the Company will begin amortization at the rate of $283,600 per year for 15 years.


Note 6. Capital Stock

The Company is authorized to issue an unlimited number of shares. The common shares are voting and participating shares without par value. As at September 30, 2006 and 2005 no preferred shares have been issued.

On January 13, 2005, the Company issued 30,000,000 shares of its no par value for common stock to its founders for a total cash of $82 (US) or $100 (Canadian).

There have been no other issuances of common stock.

Note7. Common shares subject to issuance

The Company is authorized to issue Class "A" preferred shares, voting redeemable, retractable and non-participating, non-cumulative dividend at a variable rate up to a maximum of 15% per annum of the Redemption Amount. without par value.

As at September 30, 2006, the Company has 5,382,745 common shares subject to issuance as follows:


                                    F-9a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 7. Common shares subject to issuance (Cont'd)

(i) Stock Options

The Company has established a stock option plan ("the Plan") for its key employees and directors. The plan was established and approved by the Board on February 1, 2005. Under the terms of the Plan, the aggregate number of common shares reserved for issuance, together with any other employee stock option plans, options for services and employee share purchase plans, will not exceed 10% of the issued and outstanding common shares of the Corporation from time to time. The total number of options authorized by the Board on February 1, 2005 was 3,000,000 which were vested immediately.

In determining the stock-based compensation expense for the current and prior years, the fair value of the options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants as follows: unadjusted stock price $.0001, dividend yield of 0%, expected volatility of 100%, risk free interest rate of 3.50% and expected life of 5 years. Based on this analysis there was no requirement to book compensation expense.


The following summarizes the stock option activities:
-----------------------------------------------------------------------------
                               2006                  2005
                                          Weighted              Weighted
                                          Average               Average
                               Number of  Exercise   Number of  Exercise
                               Options    Price      Options    Price
------------------------------------------------------------------------
Beginning Balance              3,000,000  $   0.45           -

Granted                                -         -   3,000,000  $   0.45

Expired                                -         -           -

Exercised                              -         -           -
------------------------------------------------------------------------

Outstanding, end of year       3,000,000  $   0.45   3,000,000  $   0.45
------------------------------------------------------------------------

Exercisable                    3,000,000  $   0.45   3,000,000  $   0.45
------------------------------------------------------------------------

The Company had the following stock options outstanding at Sep. 30, 2006:
-----------------------------------------------------------------------------

Number of Options                   Exercise Price      Expiry Date
------------------------------------------------------------------------
3,000,000                           $0.45               February 1, 2010
------------------------------------------------------------------------


                                   F-10a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 7. Common shares subject to Issuance (Cont'd)

(ii) Special Warrants Subscribed

During fiscal 2006 the Company issued 2,382,745 units at a price of $1.79 ($2.00 CDN) per Special Warrant for an aggregate of $4,267,973. Each special warrant will entitle the holder to receive, upon exercise and without additional payment one common share in the capital of the Corporation on the date "Expiry Date", which is earlier of:

i.) the sixth business day after the date that a receipt (the "Prospectus Receipt") is issued by the last of the securities regulatory authorities of Ontario, British Columbia and Alberta.
      For a final prospectus of the Corporation; and ii.) eighteen (18) months after the date of closing as here after defined. iii.) The day immediately prior to the date on which the Corporation completes a Going Public Event.

Each Special Warrant that has not been exercised prior to 5:00 p.m. eastern daylight on the Expiry Date will be deemed to be exercised immediately prior thereto, without any further action on the part of the holder thereof. The Subscriber will not be entitled to exercise the Special Warrants prior to the Expiry Date unless this restriction is waived by the Corporation.

At the year-end date none of these warrants were exercised by the warrant holders.


Note 8. Related Party Transactions

The Distribution Agreement technology is owned by Canadian Hydrogen Energy Company, Ltd., a privately owned Canadian company. The owners of Canadian Hydrogen Energy Company, Ltd are the same owners of Hydrogen Hybrid Technologies, Inc.

During the year the company advanced a total of $2,775,672 towards its obligations of $4,254,100 for purchase of distribution rights as disclosed within Note 5. The remainder of the obligation $1,478,428 has been accrued and is contained within accounts payable.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts

During the year ended September 30, 2006 the Company advanced $302,672 to an associated corporation controlled by the same Stockholders. These advances are unsecured and have interest bearing with terms as presented within Note 4.


                                   F-11a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 9. Accounts Payable and Accrued Liabilities

Accounts payable consists of $1,478,428 due to the related party, Canadian Hydrogen Energy Company Limited, for distribution rights and the balance of $17,856 accrued for legal and accounting expenses.


Note 10. Income Taxes

The Company has loss carry-forwards of approximately $180,000 available, which can be applied against future taxable income. The benefit of these losses has not been recognized in these financial statements.

Note 11. Subsequent Events

On December 31, 2006, the Company completed a special warrants subscription for 2,436,745 units at a price of $1.79 per Special Warrant for an aggregate of $4,267,973 (2,382,745 units issued as at September 30, 2006 and 54,000 units for an additional $94,811 issued subsequent to year end) as described in Note 7(ii). The warrants have been documented by the corporation's law firm and distribution commenced during the month of February 2007. The first distribution was made to Rosseau Limited Partners.

As of December 31, 2006, the close of Q1 2007, a further $1,053,722 had been paid towards the distribution agreement liability, leaving the balance owing as of Q1 at $424,706.

On January 31, 2007, Rosseau Limited Partners, one of the Subscribers to HYHY, registered an action against HYHY, requesting the return of subscribed funds. Legal counsel has been sought and it is their opinion that this action has no basis for continuation. There is to be a discovery process sometime in March 2007 at which time the Company will request an immediate ruling of cessation.


Note 12. Recent Accounting Pronouncements

In December 2004, the FASB issued SEAS No. 153 "Exchanges of Nonmonetary Assets, an amendment of Accounting Principles Board Opinion No. 29" ("SFAS 153"). This statement amends Accounting Principles Board Opinion (APB) No. 29, "Accounting for Nonmonetary Transactions" to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that have no commercial substance. Under SFAS 153, if a nortmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SPAS 153 was effective for nonmonetary transactions in fiscal periods beginning after June 15, 2005. The Company adopted this statement beginning in the first quarter of 2006.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143" ("FIN 47"). Under FIN 47, we are required to recognize a liability for the fair value of a conditional asset retirement


                                   F-12a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 12. Recent Accounting Pronouncements (Cont'd)

obligation if the fair value of the liability can be reasonably estimated. Any uncertainty about the amount and/or timing of future settlement should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value. The provisions of FIN 47 were required to be applied no later than the end of fiscal years ending after December 15, 2005. The Company adopted this statement beginning in the first quarter of 2006.

In May 2005, the FASB issued SEAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"), this statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement In the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income, of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS 154 are effective for fiscal years beginning after December 15, 2005. The Company will adopt this statement in the fiscal year beginning October 1, 2006.

In February 2006. the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. 01, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition an a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument, This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has not yet determined the impact of the adoption of SFAS No. 155 on its financial statements, if any.


                                 F-13a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Years Ended September 30, 2006 and 2005


Note 12. Recent Accounting Pronouncements (Cont'd)

In March 2006. the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"). This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities, This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in indicated situations; requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; permits an entity to choose relevant subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities; at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing assets, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position arid additional disclosures for all separately recognized servicing assets and servicing liabilities. The Company has determined that the adoption of SFAS No. 156 did not have a material impact on Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, ("SFAS 157"), to define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles and expand disclosures about fair value measurements. SFAS 157 requires quantitative disclosures using a tabular format in all periods (interim and annual) and qualitative disclosures about the valuation techniques used to measure fair value in all annual periods. The provisions of this Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company will be required to adopt the provisions of this statement as of January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157.

In September 2006, the FASB issued Statement No. 158, "Employers' Accounting far Defined Benefit Pension and Other Retirement Plans - An amendment of
FASB Statements No. 87, 88, 106, and 132(R)" (SFAS 158"). This Statement enhances disclosure regarding the funded status of an employer's defined benefit postretirement plan by (a) requiring companies to include the funding status in comprehensive income, (b) recognize transactions and events that affect the funded status in the financial statements in the year in which they occur, and (C) at a measurement date of the employer's fiscal year-end. Statement No. 158 effective for fiscal years ending after December 15, 2008, and is not expected to apply to the Company.

In February 2007. FASB issued FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 ("FAS 159"). FAS 159 permits entities to effective for fiscal years after November 15, 2007. The Company is currently evaluating the impact of adopting FAS 159 on our financial statements.


                                   F-14a

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Balance Sheets
As at March 31, 2007 and September 30, 2006 (in US Dollars) (Unaudited)
=============================================================================


Balance Sheets
                                               March 31     September 30
                                                2007            2006
-----------------------------------------------------------------------
Assets

Cash                                         $    44,080      $ 1,026,571
Accounts Receivable (Note 5)                     489,074                -
Notes receivable                                 302,581          302,672
-------------------------------------------------------------------------
                                                 835,735        1,329,243
Distribution Rights (Note 3)                   4,254,100        4,254,100
-------------------------------------------------------------------------
                                             $ 5,089,835      $ 5,583,343
=========================================================================
Liabilities

Accounts payable and accrued liabilities     $    28,393      $ 1,496,284
-------------------------------------------------------------------------
                                                  28,393        1,496,284

Stockholders' Equity

Common Stock, $0.001 par value, 80,000,000
  shares authorized, 60,373,750, 30,000,000
  shares issued and outstanding as of
  3/31/07 and 09/30/06, respectively                  82              82
Additional paid-in capital                                             -
Special Warrants Subscribed (Note 4)           5,305,585       4,267,973
Deficit, accumulated during development         (261,838)       (180,114)
Accumulated Other Comprehensive Loss              17,613            (882)
------------------------------------------------------------------------
                                               5,061,442       4,087,059
------------------------------------------------------------------------
                                             $ 5,089,835       5,583,343
========================================================================





              See accompanying notes to financial statements.

                                      F-1b

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Three Months and Six Months Ended March 31, 2007 and 2006
and Cumulative since Inception(in US Dollars) (Unaudited)
=============================================================================

Statement of Operations
                                                                    Cumulative
                         Three Months Ending    Six Months Ending     since
                               March 31,            March 31,       Inception
                         --------------------  ------------------    to Mar. 31
                             2007       2006       2007     2006       2007
                         ----------  --------  ---------  -------  -------------
Revenue                  $    5,047  $      -    $ 10,239 $    -  $     10,239

Expenses:
   Consulting - Mgt.             (6)        0      80,765      0        98,589
   General and
     administrative             115         0       2,666      0        31,333
   Professional fees          8,532         0       8,532      0       142,156
                         ----------  --------   ---------  ------- ------------
       Total expenses          8,641         0      91,963       0      272,078
                         ----------  --------   ---------  -------  -----------
Net (loss)               $  (3,594)  $      0  $  (81,724) $    0   $ (261,838)
                         ==========  ========= =========== ======   ===========

Weighted average number of
   common shares
   outstanding - basic
   and fully diluted     60,373,750  30,000,000  60,373,750  30,000,000
                         ==========  ==========  ==========  ==========

Net (loss) per
   share - basic and
   fully diluted         $   (0.00)  $       -   $   (0.00)  $        -
                         ==========  ==========  ==========  ==========









           See accompanying notes to financial statements.

                                    F-2b

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Six Months Ended March 31, 2007 and 2006
and Cumulative since Inception (in US Dollars) (Unaudited)
=============================================================================

Statements of Cash Flows

                                                            Cumulative
                                                            Since
                               6 months      6 months       Inception
                                ending        ending        to Mar. 31
                              Mar 31, 2007  Mar 31, 2006       2007
-----------------------------------------------------------------------
Cash flows from operating activities:
Net loss                      $  (81,724)   $       -      $  (261,838)
-----------------------------------------------------------------------
Changes in non-cash working capital items
Notes receivable                      91            -         (301,094)
Receivables                     (489,075)           -         (489,075)
Accounts payable and accrued
Liabilities                   (1,467,890)       2,149           27,226
Other assets                            -      (2,231)               -
-----------------------------------------------------------------------
                              (2,038,598)         (82)      (1,024,781)

Cash flows used in investing activities:
Increase in intellectual property
  & other assets                       -            -       (4,233,200)
-----------------------------------------------------------------------
                                       0            0       (4,233,200)

Cash flow from financing activities:
Issuance of capital stock              0           82               82
Issuance of share
  subscription agreements      1,037,612            -        5,284,617
----------------------------------------------------------------------

Effect of foreign exchange
 rate changes                     18,495            -           17,362
----------------------------------------------------------------------
                               1,056,107           82        5,302,061

Increase (decrease) in cash
  and cash equivalents          (982,491)           -           44,080
Cash at beginning of period    1,026,571            -                0
----------------------------------------------------------------------
Cash at end of period        $    44,080   $        0    $      44,080
======================================================================
Supplemental Disclosure:
Taxes paid                             -            -                -
Interest paid                          -            -                -
======================================================================

            See accompanying notes to financial statements.

                                     F-3b

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Quarters Ended March 31, 2007 and 2006


Note 1.  Basis of Presentation

The accompanying interim financial statements of Hydrogen Hybrid Technologies Inc. (the "Company") are unaudited and have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") for interim financial statements. Accordingly, they do not include certain disclosures normally included in annual financial statements prepared in accordance with such principles. These interim financial statements were prepared using the same accounting policies as outlined in note 3 to the annual financial statements for the year ended September 30, 2005 and 2006, and should be read in conjunction with the audited financial statements for the year ended September 30, 2005 and 2006.

These interim financial statements do not materially differ from United States generally accepted accounting principles ("US GAAP") for interim financial statements.

In preparing these interim financial statements, management was required to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. In the opinion of management, these interim financial statements reflect all adjustments (which include only normal, recurring adjustments) necessary to state fairly the results for the periods presented. Actual results could differ from these estimates and the operating results for the interim period presented is not necessarily indicative of the results expected for the full year.

Note 2.   Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. The negative equity is the result of this activity and has been financed from the equity raised to date. The negative working capital is a direct result of the Distribution rights purchased from a related party and this position has been rectified subsequent to the date of these financial statements. If the financing does not provide sufficient capital, some of the Stockholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing, it would be unlikely for the Company to continue as a going concern.



                                       F-4b

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Quarters Ended March 31, 2007 and 2006

Note 3.  Distribution Rights

On January 18, 2005, the Company entered into a Distribution Agreement with Canadian Hydrogen Energy Company, Ltd., a Canadian privately owned related company, controlled by the same Stockholders of the Company granting the Distribution Agreement. The Distribution Agreement includes the rights to sell and distribute on-board hydrogen generating and injections systems for the OEM, car and light truck markets globally. As compensation for the rights granted under this agreement the company will pay a total of $4,254,100 in cash and this agreement is effective only at such time as funds have been advanced.

During Q2, the final $424,706 was paid towards the distribution agreement liability. With the full amount of $4,254,100 now been paid, the Company has the right to begin distribution of the Hydrogen Fuel Injection system.


Note 4.  Special Warrant Subscriptions

The Company completed its efforts to raise capital through the sale of Special Warrants priced at $1.77 per unit. Total warrants sold as of Q2 closing are 2,989,450 units at a weighted average price of $1.77 per Special Warrant for an aggregate of $5,305,585.

Note 5.  Accounts Receivable

During the quarter the company forwarded a total of $467,448 to Canadian Hydrogen Energy Company Limited (CHEC), the manufacturer of the Hydrogen Fuel Injection cell. These funds are to be used to convert inventory for distribution by HYHY. The first units of CHEC's newest revision are expected to be ready for distribution sometime in May of this year. The balance of the receivables, $21,626 represents accrued subscriptions for 12,500 warrants.

Note 6.  Subsequent Events

(i) Subsequent to Q2 reporting, on May 15, 2007, Rosseau Limited Partners, one of the Subscribers to HYHY, which had registered an action against HYHY, requesting the return of subscribed funds, has proposed a settlement to HYHY. This proposal comes prior to the court hearing of this matter which is slated for early June 2007. The company is reviewing the proposal with Legal council.

(ii) On March 30, 2007, the company entered into an agreement to complete a reverse merger with Eaton Laboratories Inc., a publicly traded, over the counter, Nevada Corporation. Eaton Laboratories is a pharmaceutical development company with no revenues, at closing all of Eaton Laboratories operations will be transferred to its subsidiary Basic Services, Inc., a Nevada corporation which will be spun off immediately after closing. The company will then be renamed Hydrogen Hybrid Technologies Inc.

                                    F-5b

Hydrogen Hybrid Technologies Inc.
(A Development Stage Company)
Notes to Financial Statements
Quarters Ended March 31, 2007 and 2006


Note 6.  Subsequent Events (Continued)


 (iii) Subsequent to Q2 reporting, on May 18, 2007, the company entered into an agreement with Red Rock Trading Partners to locate equity based financing. Red Rock is to locate venture capital groups which may purchase shares of Hydrogen Hybrid Technologies Inc. as set prices in the future as HYHY requires. The agreement which is not binding and not limiting HYHY from any other financing arrangements which it may seek, pays Red Rock as much as 3% fees for its efforts. The agreement is for a total of 45 million US dollars and the fees are to be paid 50% in cash and 50% in HYHY shares.




                                       F-6b

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) willful failure to deal fairly with the company or its stockholdersin connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and
(d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $  191
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,000
Printing*                                                       $  809
Transfer Agent Fees*                                            $2,500
                                                                ------
Total                                                           $6,500
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

On March 30, 2007, Hydrogen Hybrid Technologies, Inc., a privately-held Canadian corporation, entered into a Acquisition Agreement and Plan of Merger pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired Hydrogen Hybrid Technologies, Inc. in exchange for 99,000,000 shares of the Registrant's common stock which were issued to the holders of Hydrogen Hybrid Technologies, Inc. on prorate basis. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On June 29, 2007, the Registrant converted its outstanding warrants to 8,323,862 shares of its common stock. The issuance of the convertible warrants were made in reliance on Regulation S promulgated under the Act.
All sales were made outside the United States, and no sales were made to U.S. persons (as defined under Regulation S). The Warrant holders paid $0.75 per converted share. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

All references to common stock are retroactively restated to reflect our two for one stock split which took place on June 26, 2007.

There have been no other recent issuance of shares. As of July 23, 2007 , we have a total approximately two hundred (200) shareholders.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

----------------------------------------------------------------------------
   EXHIBITS
 SEC REFERENCE            TITLE OF DOCUMENT                   LOCATION
    NUMBER
----------------------------------------------------------------------------
      2.1       Acquisition Agreement and Plan of Merger, by and between
                Pinoak and Eaton Laboratories, Inc. dated April 14, 2006,
                incorporated by reference to the Company's Current Report
                filed on Form 8-K filed with the U. S. Securities and
                Exchange Commission on April 17, 2006.
-------------------------------------------------------------------------------
      2.2       Acquisition and Plan of Merger between Eaton Laboratories, Inc.
                and Hydrogen Hybrid Technologies, Inc. dated March 30, 2007, incorporated by reference to the Company's Current Report
                filed on Form 8-K filed with the Securities and Exchange
                Commission on April 4, 2007..
-------------------------------------------------------------------------------
      3.1       Articles of Incorporation, filed with the Commission on Form
                SB-2 on January 3, 2002, incorporated by reference.
-------------------------------------------------------------------------------
      3.2       By-laws filed with the Commission on Form SB-2 on January 3,
                2002, incorporated by reference.
-------------------------------------------------------------------------------
      3.3       Articles of Merger between Pinoak, Inc. and Eaton Laboratories,
                Inc. incorporated by reference to the Company's Current Report filed on Form 8-K filed with the Commission on April 20, 2006.
-------------------------------------------------------------------------------
      3.4       Amended Articles of Incorporation, filed with the Commission in
                Current Report on Form 8-K on June 28, 2007.
-------------------------------------------------------------------------------
      5.1*      Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered.
-------------------------------------------------------------------------------
     23.1*      Consent of Schwartz Levitsky Feldman LLP for September 30, 2006
                audit and March 31, 2007.
-------------------------------------------------------------------------------
     23.2*      Consent of Thomas C. Cook, Esq., (included in Exhibit 5.1).
-------------------------------------------------------------------------------
     24.1*      Power of Attorney (Contained on the signature page of this registration statement).
-------------------------------------------------------------------------------

-------------
* this filing


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (??)

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira Lyons, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  July 27, 2007          By:   /s/ Ira Lyons
       -------------               ---------------------------------------
                                        Ira Lyons
                                        Title: President, Chief Executive
                                               Officer

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on July 27, 2007.

                                  HYDROGEN HYBRID TECHNOLOGIES, INC.
                                  ----------------------------------
                                  Registrant

                                  By:   /s/ Ira Lyons
                                        ---------------------------------------
                                            Ira Lyons
                                            Title: President, Chief Executive
                                            Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  July 27, 2007          By:   /s/ Ira Lyons
       -------------               ---------------------------------------
                                         Ira Lyons
                                         Title: President, Chief Executive
                                         Officer

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